EXHIBIT 99.1

FOR IMMEDIATE RELEASE


              TARRANT APPAREL GROUP ANNOUNCES FIRST QUARTER RESULTS

     LOS ANGELES, CA - MAY 14, 2003 -- TARRANT APPAREL GROUP (NASDAQ:TAGS), a leading provider of private label casual apparel, today announced financial results for the first quarter ended March 31, 2003.

FIRST QUARTER

     o Net sales increased 20.8% to $78.7 million from $65.2 million, primarily reflecting $10.9 million additional sales attributed to United Apparel Ventures LLC, which was established in July 2001.

     o Gross profit was $8.8 million, or 11.2% of sales, compared to $8.4 million, or 12.9% of sales due to lower than anticipated capacity utilization in Mexico that resulted from a continued weak retail environment.

     o Total SG&A expenses as a percentage of sales declined to 12.8%, or $10.1 million, compared to 14.0 %, or $9.2 million last year as the Company continued to focus upon executing its operating efficiency initiatives.

     o Operating loss was $1.3 million compared to an operating loss of $0.8 million in the year-ago period.

     o Net loss was $3.9 million, or $0.24 per diluted share, compared to a loss of $1.7 million, before cumulative effect of accounting change of $4.7 million, or $0.11 per diluted share ($0.42 after the cumulative effect of accounting change) on a year-over-year basis.

     Gerard Guez, Chairman and Chief Executive Officer of Tarrant Apparel Group, said, "As anticipated, our seasonally slowest first quarter was impacted by continued slow consumer spending patterns, which caused our retail customers to order more conservatively. However, we continue to work with our customers to provide the rapid turnaround and high-quality product they expect from Tarrant while also maintaining a tight focus on reducing overhead expenses and streamlining our operating processes. Additionally, we are developing and executing several initiatives that we believe will enhance our long-term growth potential and add diversification to our revenue stream. Specifically, we are focused upon maximizing the year-round capacity utilization of our facilities in Mexico, developing and licensing private brands and developing global distribution for these branded products.

     "We believe that building our private brand business will be a key driver of top line growth and we are encouraged by the positive momentum we have gained with our American Rag private brand, which is on track to debut in approximately 100 select Federated stores this summer. For example, testing is underway on additional private brand concepts, which we are optimistic will provide the right retail partner compelling exclusive merchandise that is both cost effective and offers significant growth potential."


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


     Mr. Guez concluded, "Looking ahead, we expect some of the trends we experienced in the first quarter, such as declining store traffic and sluggish consumer spending, will continue, which causes us to be cautious in our outlook for the second quarter. However, we are confident that the investments and strategic initiatives that we are currently undertaking will contribute to the long-term value of Tarrant and we are looking forward to capitalizing on these investments beginning in the back half of the year. Based upon these factors, we currently anticipate we will generate positive net income for the full year."

     Tarrant Apparel Group will host a conference call tomorrow, May 15, 2003 at 10:00 a.m. Eastern Time that may be accessed via the Internet at: www.tags.com.

     Tarrant Apparel Group serves specialty retailers, mass merchants/national department stores and branded wholesalers by designing, merchandising, contracting for the manufacture of and selling casual, moderately-priced apparel, for women, men and children.

EXCEPT FOR HISTORICAL INFORMATION CONTAINED HEREIN, THE STATEMENTS IN THIS RELEASE ARE FORWARD-LOOKING AND MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES THAT MAY CAUSE THE COMPANY'S ACTUAL RESULTS IN FUTURE PERIODS TO DIFFER MATERIALLY FROM FORECASTED RESULTS. THOSE RISKS INCLUDE A SOFTENING OF RETAILER OR CONSUMER ACCEPTANCE OF THE COMPANY'S PRODUCTS, PRICING PRESSURES AND OTHER COMPETITIVE FACTORS, OR THE UNANTICIPATED LOSS OF A MAJOR CUSTOMER. THESE AND OTHER RISKS ARE MORE FULLY DESCRIBED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.


                               (Tables to Follow)


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


                              TARRANT APPAREL GROUP
                           CONSOLIDATED BALANCE SHEETS
                        (in thousands, except share data)

                                                       March 31,    December 31,
                                                         2003           2002
                                                       ---------      ---------
                                                      (Unaudited)
ASSETS
Current assets:
     Cash and cash equivalents ...................     $     493      $   1,388
     Accounts receivable, net ....................        72,630         65,288
     Due from affiliates .........................        11,084          8,511
     Due from officers ...........................           456            457
     Inventory ...................................        48,151         44,782
     Temporary quota .............................         1,797           --
     Prepaid expenses and other receivables ......         5,365          5,136
     Income tax receivable .......................           197            280
                                                       ---------      ---------

     Total current assets ........................       140,173        125,842
                                                       ---------      ---------

Property and equipment, net ......................       152,903        159,999
Other assets .....................................         2,144          2,539
Excess of cost over fair value of net
     assets acquired .............................        27,897         28,064
                                                       ---------      ---------

     Total assets ................................       323,117        316,444
                                                       =========      =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Short term bank borrowings ..................        35,109         29,327
     Accounts payable ............................        34,711         32,120
     Accrued expenses ............................        14,121         12,566
     Income taxes ................................        13,459         12,640
     Due to affiliates ...........................         8,688          5,264
     Due to shareholders .........................           487            487
     Current portion of long-term debt ...........        23,717         21,707
                                                       ---------      ---------

     Total current liabilities ...................       130,292        114,111
                                                       ---------      ---------

Long-term obligations ............................        54,437         55,904
Long term deferred tax liabilities ...............           425            408

Minority interest in UAV .........................         3,981          3,205
Minority interest in Tarrant Mexico ..............        20,634         21,655

Commitments and contingencies

Shareholders' equity:
     Preferred stock, 2,000,000 shares
       authorized;  100,000 issued and
       outstanding ...............................         8,821          8,821
     Common stock, no par value, 35,000,000
       shares authorized; 15,765,425
       shares (2003) and 15,846,315 shares
       (2002) issued and outstanding .............        69,057         69,368
     Contributed capital .........................         1,434          1,434
     Retained earnings ...........................        52,994         56,873
     Notes receivable from shareholders ..........        (4,867)        (5,602)
     Accumulated other comprehensive income
       (loss) ....................................       (14,091)        (9,733)
                                                       ---------      ---------

     Total shareholders' equity ..................       113,348        121,161
                                                       =========      =========


     Total liabilities and shareholders'
       equity ....................................     $ 323,117      $ 316,444
                                                       =========      =========


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                              TARRANT APPAREL GROUP
                      CONSOLIDATED STATEMENTS OF OPERATION
                        (in thousands, except share data)


                                                        Three Months Ended
                                                             March 31,
                                                   ----------------------------
                                                       2003            2002
                                                   ------------    ------------
                                                    (Unaudited)     (Unaudited)

Net sales ......................................   $     78,736    $     65,164
Cost of sales ..................................         69,934          56,745
                                                   ------------    ------------

Gross profit ...................................          8,802           8,419
Selling and distribution expenses ..............          2,729           2,637
General and administrative expenses ............          7,383           6,613
                                                   ------------    ------------

Income (loss) from operations ..................         (1,310)           (831)
Interest expense ...............................         (1,493)           (900)
Interest income ................................             87              58
Other (expense) income .........................             (9)             21
Minority interest ..............................           (237)           (438)
                                                   ------------    ------------

Income (loss) before provision for income
     taxes .....................................         (2,962)         (2,090)
Provision (benefit) for income taxes ...........            917            (364)
                                                   ------------    ------------

Net income (loss) before cumulative effect
     of accounting change ......................   $     (3,879)   $     (1,726)
Cumulative effect of accounting change .........           --            (4,871)
                                                   ------------    ------------

Net income (loss) ..............................   $     (3,879)   $     (6,597)
                                                   ============    ============

Net income (loss) per share - Basic:
     Before cumulative effect of accounting
        change .................................   $      (0.24)   $      (0.11)
     Cumulative effect of accounting change ....           --             (0.31)
                                                   ------------    ------------
     After cumulative effect of accounting
        change .................................   $      (0.24)   $      (0.42)
                                                   ============    ============

Net income (loss) per share - Diluted:
     Before cumulative effect of accounting
        change .................................   $      (0.24)   $      (0.11)
     Cumulative effect of accounting change ....           --             (0.31)
                                                   ------------    ------------
     After cumulative effect of accounting
        change .................................   $      (0.24)   $      (0.42)
                                                   ============    ============

Weighted average common and common
     equivalent shares:
     Basic .....................................     15,837,327      15,831,648
                                                   ============    ============

     Diluted ...................................     15,837,327      15,831,648
                                                   ============    ============


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